AMENDMENT NO. 12
                   Dated as of January 22, 1996
                                to
              RESTATED AND AMENDED CREDIT AGREEMENT
                   Dated as of July 27, 1992



     This Amendment No. 12 ("Amendment") dated as of January 22, 1996 is entered into among RHI Holdings, Inc., a Delaware corporation ("RHI"), Fairchild Industries, Inc., a Delaware corporation ("FII"), VSI Corporation, a Delaware corporation ("VSI"), and the "Senior Lenders" (as defined in the Credit Agreement identified below) of VSI, FII and RHI signatory hereto. Capitalized terms used herein without definition are used herein as defined in the Credit Agreement.


                     PRELIMINARY STATEMENT:

     RHI, VSI, and FII as Borrowers, certain financial institutions as Senior Lenders, the Agents, and the Administrative Agent are parties to that certain Restated and Amended Credit Agreement dated as of July 27, 1992, as amended
(the "Credit Agreement").

     VSI has notified the Administrative Agent and Senior Lenders of its intention to sell substantially all of its assets relating to its D-M-E Division (subject to certain liabilities) to Cincinnati Milacron Inc. and certain of its Affiliates.

     RHI has requested an extension of the Facility Termination
Date for Facility A under the Credit Agreement.

     Subject to the terms and conditions stated herein, RHI, VSI and the Senior Lenders of RHI, FII and VSI signatory hereto have agreed to further amend the Credit Agreement as set forth in
Section 1.

     SECTION 1. Amendments to the Credit Agreement. Effective as of January 22, 1996, subject to the satisfaction of the conditions precedent set forth in Section 2 hereof, the Credit
Agreement is hereby amended as follows:

     1.1 Section 1.01 is amended to delete the definition of "Facility Termination Date" in its entirety and substitute the following therefor:

     "Facility Termination Date" shall mean, (i) with respect to Facility A, , February 28, 1997 and (ii) with respect to Facility
G, the earlier to occur of (a) the date on which FII merges with and into Shared Technologies, Inc. and (b) March 31, 1997.

     1.2 Section 3.04 is amended to (i) add the following provision at the end of clause (a) thereof:

     Notwithstanding the foregoing or anything contained in the Series VII Term Notes to the contrary, in the event FII merges with and into Shared Technologies, Inc., the then unpaid principal balance of the Series VII Term Notes, together with all accrued and unpaid interest thereon and costs and expenses associated therewith, shall become immediately due and payable upon such merger becoming effective, without notice or demand.

and (ii) add the following provision at the end of clause (b) thereof:

     Notwithstanding the foregoing or anything contained in the Series VIII Term Notes to the contrary, in the event FII merges with and into Shared Technologies, Inc., the then unpaid principal balance of the Series VIII Term Notes, together with all accrued and unpaid interest thereon and costs and expenses associated therewith, shall become immediately due and payable upon such merger becoming effective, without notice or demand.

    1.3 Section 11.03A is amended to (i) delete the provisions of clause (a) thereof in their entirety and substitute the following therefor:

     (a) Investments of VSI or any such Subsidiary of VSI in Cash Equivalents; provided that the aggregate amount of Cash and Cash Equivalents of VSI and its Subsidiaries shall not exceed (i) $8,000,000 plus, (ii) for a period of three (3) Business Days after receipt thereof, cash proceeds of sale of Excluded Dispositions, plus (iii) $11,000,000 of the proceeds of sale of assets of VSI's D-M-E Division permitted by the Requisite Senior Lenders of VSI to be retained by VSI in Europe which are held on deposit with a Senior Lender of VSI;

and (ii) delete the provisions of clause (d) thereof in their entirety and substitute the following therefor:

     (d) Investments of VSI or any such Subsidiary which represent defaulted or extended obligations previously contracted in the ordinary course of business and payable on terms necessary to effectuate the collection thereof, in an amount not to exceed at any one time outstanding (in the aggregate for VSI and all of its Subsidiaries) $600,000, which amount shall not include the amount of receivables required to be repurchased under the Cincinnati Milacron Inc. Asset Purchase Agreement; provided that the amount of such Investments by VSI in any one obligor (other than the obligors on receivables repurchased under the Cincinnati Milacron Asset Purchase Agreement to the extent of such repurchased receivables) shall not exceed $250,000 in the aggregate at any one time outstanding;

     1.4 Section 12.01 is amended to add the following provision at the end thereof:

     For purposes of this Section 12.01, the term "Consolidated Current Assets" shall include, without limitation, Indebtedness of Cincinnati Milacron Inc. evidenced by two certain promissory notes executed and delivered by Cincinnati Milacron Inc. under the Cincinnati Milacron Inc. Asset Purchase Agreement and payable to VSI (the "CM Notes").

     1.5 Section 12.06 is amended to add the following provision at the end thereof:

    For purposes of this Section 12.06, the term "Accounts" shall include, without limitation, Indebtedness of Cincinnati Milacron
Inc. evidenced by the CM Notes.

     1.6 Section 12.07 is amended to delete that portion of the schedule of covenant test dates and amounts commencing with the Third Quarter, 1996 and ending with the Fourth Quarter, 1996 in its entirety and substitute the following therefor:

Third Quarter, 1996      58,500,000
Fourth Quarter, 1996     62,600,000


     1.7 VSI hereby covenants that (i) VSI shall exercise, on the first date permitted under the terms of the promissory notes executed and delivered to VSI by Cincinnati Milacron Inc. in connection with the sale of assets of VSI's D-M-E Division to Cincinnati Milacron Inc. (the "CM Notes"), its right to demand payment of the Indebtedness evidenced by the CM Notes and such demand shall be for payment of such Indebtedness by no later than the 30th day after the date of such notice of demand; and (ii) VSI shall exercise, no later than the date on which payment becomes due under the aforesaid notice, its right to draw on the letter of credit naming VSI as beneficiary delivered to VSI in connection with such sale by VSI of its D-M-E Division assets. Any modification or amendment of the foregoing covenant of VSI, or any waiver of an Event of Default occurring due to VSI's failure to comply with such covenant, shall not be effective unless agreed in writing by all Senior Lenders of VSI.

     SECTION 2.  Conditions Precedent to Effectiveness of this
Amendment.

     2.1 The amendments set forth in Sections 1.1 and 1.2 of this Amendment shall become effective as of January 22, 1996 if, and only if, the Administrative Agent shall have received on or before January 22, 1996 a facsimile or original executed copy of this Amendment executed by RHI, FII, VSI and all Senior Lenders of RHI, FII and VSI.

     2.2 The amendments set forth in Sections 1.3 through 1.7 of this Amendment shall become effective as of January 22, 1996 if, and only if, (i) the Administrative Agent shall have received on or before January 22, 1996 (a) a facsimile or original executed copy of this Amendment executed by VSI and the Requisite Senior Lenders of VSI, (b) executed counterparts of that certain consent letter dated as of January 22, 1996, a copy of which is attached hereto as Exhibit A and made a part hereof (the "Consent"), signed by the Requisite Senior Lenders of FII and VSI, and (c) payment of the fee described in condition (c) of the Consent and
(ii) the sales of the assets of the D-M-E Division of VSI referenced in the premises to this Amendment and contemplated by the Consent are consummated on the terms heretofore disclosed to the Administrative Agent.


     SECTION 3.  Representations and Warranties.  RHI, FII and
VSI hereby represent and warrant as follows:

     3.1 This Amendment and the Credit Agreement as previously executed and amended and as amended hereby constitute legal, valid and binding obligations of RHI, FII and VSI and are enforceable against RHI, FII and VSI in accordance with their terms.

     3.2 No Event of Default or Potential Event of Default exists or would result from any of the transactions contemplated by this Amendment.

     3.3 Upon the effectiveness of this Amendment, RHI, FII and VSI hereby reaffirm all covenants, representations and warranties made by them, respectively, in the Credit Agreement to the extent the same are not amended hereby and agree that all such covenants, representations and warranties shall be deemed to have been remade as of the date this Amendment becomes effective

(unless a representation and warranty is stated to be given on and as of a specific date, in which case such representation and warranty shall be true, correct and complete as of such date).


     SECTION 4.  Reference to and Effect on the Credit Agreement.


     4.1 Upon the effectiveness of this Amendment, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import shall mean and be a reference to the Credit Agreement, as amended hereby, and each reference to the Credit Agreement in any other document, instrument or agreement executed and/or delivered in connection with the Credit Agreement shall mean and be a reference to the Credit Agreement as amended hereby.

     4.2  Except as specifically amended above, the Credit
Agreement, the Notes and all other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

     4.3 The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any Senior Lender or Agent or the Administrative Agent under the Credit Agreement, the Notes or any of the other Loan Documents, nor constitute a waiver of any provision contained therein, except as specifically set forth herein.


     SECTION 5. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. Delivery of an executed counterpart of this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.


     SECTION 6. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New
York.


     SECTION 7. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the date first above written.

VSI CORPORATION                    RHI HOLDINGS, INC.

By:  Karen L. Schneckenburger      By: Karen L. Schneckenburger
Title:  Treasurer                  Title:  Treasurer


FAIRCHILD INDUSTRIES, INC.

By:  Karen L. Schneckenburger
Title:  Treasurer


CITICORP NORTH AMERICA, INC.       THE BANK OF NOVA SCOTIA

By:  Colin M. Cohen                By:  F.C.H. Ashby
Title:  Managing Director          Title:  Sr.Mgr.Loan Operation


CANADIAN IMPERIAL BANK OF          CAISSE NATIONALE DE CREDIT
COMMERCE                           AGRICOLE

By:  Mary Kate Miller              By:  David Bouhl, F.V.P.
Title:  Authorized Signatory       Title:  Head of Corp. Banking
                                           Chicago


NATIONSBANK, N.A.                  WELLS FARGO BANK, N.A.

By:  John D. Mindich               By:  Lomora J. Sjpradley
Title:  Senior Vice President      Title:  Vice President


GENERALE BANK NEW YORK             THE MITSUBISHI BANK, LIMITED

By:  E. Matthews                   By:  Noboru Kobayashi
Title:  Senior Vice President      Title:  Joint General Manager



THE LONG-TERM CREDIT BANK OF       UNION BANK
JAPAN, LTD.

By:  Brody S. Sadik                By:  Kristine A. Kasselman
Title:  VP & Deputy General Mgr.   Title:  Vice President


PILGRIM PRIME RATE TRUST           SENIOR DEBT PORTFOLIO

By:  Howard Tiffen                 By:  Boston Mgt.& Research
Title:  Senior Vice President           as Investment Adisor

                            EXHIBIT A
                 to Consent and Amendment No. 12
                  Dated as of January 22, 1996



                         FORM OF CONSENT

                            Attached